News Release

Tutor Perini Reports Second Quarter 2022 Results

•Strong operating cash flow of $58.0 million in Q2 2022 compared to usage of $84.6 million in Q2 2021
•Record year-to-date operating cash flow of $178.7 million, the largest result for the first six months of any year since the merger between Tutor-Saliba Corporation and Perini Corporation in 2008
•Backlog increased 14% year-over-year to $8.5 billion compared to $7.5 billion at Q2 2021
•Anticipate improved operating cash generation for the remainder of 2022 compared to the second half of 2021

LOS ANGELES – (BUSINESS WIRE) – August 5, 2022 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the second quarter of 2022. Revenue was $0.9 billion compared to $1.2 billion for the second quarter of last year. The decrease was primarily due to reduced project execution activities on various projects in all three segments, most of which are completed or nearing completion, partially offset by increased activities on certain newer Civil and Building segment projects. The revenue decline was also the result of the lingering impact of the COVID-19 pandemic, which delayed bidding activities and awards of certain new projects during 2020 and much of 2021. Several factors, including certain unfavorable project adjustments, certain settlements of claims and change orders, an unexpected partial reversal of previously awarded legal damages, and the reduced profits associated with the lower revenue volume in the quarter had a significant negative impact on the Company’s earnings for the second quarter of 2022. As a result, net loss attributable to the Company for the second quarter of 2022 was $63.0 million, or a $1.23 loss per diluted share, compared to net income attributable to the Company of $31.2 million, or $0.61 of earnings per diluted share, for the second quarter of 2021.

The Company generated $58.0 million and $178.7 million of cash from operating activities in the second quarter and first six months of 2022, respectively, compared to usage of $84.6 million and $131.3 million for the same periods of 2021. The result for the first six months of 2022 was the largest operating cash flow generated for the first six months of any year since the merger between Tutor-Saliba Corporation and Perini Corporation in 2008, and is already larger than any full-year result since that same time. In addition, the operating cash flow for the second quarter 2022 was the third-largest operating cash result of any second quarter since the 2008 merger. The strong cash generation in both periods was principally driven by improved collection activity, including the continued resolution of certain claims and unapproved change orders that previously required the use of cash. The Company anticipates improved operating cash generation for the remainder of 2022 compared to the second half of 2021.

Backlog increased 14% to $8.5 billion during the second quarter of 2022 compared to $7.5 billion as of June 30, 2021. The most significant new awards and contract adjustments in the second quarter of 2022 included $293 million of additional funding for a mass-transit project in California; $95 million for an educational facility project in California; an $85 million military housing project in Alaska; and several projects in Guam, including a $107 million military housing project, an $84 million wharf improvement project and two other military facilities projects valued at $73 million and $49 million, respectively. The Company has recently bid and is preparing to bid various large projects, with potential awards anticipated later this year and next year. The Company also expects to benefit significantly over the next several years from substantial incremental federal funding to be provided under the Infrastructure Investment and Jobs Act, also known as the Bipartisan Infrastructure Law, which was enacted last year.

Outlook and Guidance

“We continued to generate strong operating cash in the second quarter of 2022, which enabled us to achieve a record operating cash result for the first six months of 2022. To put this in perspective, through mid-year we have already generated operating cash that is larger than any full-year result since the merger in 2008, and we continue to expect that operating cash will be strong for the rest of this year,” said Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, "We also experienced a solid quarter of new awards, which contributed to year-over-year backlog growth of 14%, and with a large volume of prospective near-term opportunities, we anticipate that we will see even more robust backlog growth over the next several quarters. Unfortunately, certain settlements, legal decisions and unfavorable project adjustments adversely affected our second quarter earnings. However, we are encouraged by the progress we continue to make in resolving disputed matters and collecting significant amounts of associated cash."

Over the next 30 to 60 days, the Company will be attempting to settle significant disputes on certain major projects. The uncertainty related to the outcome of these settlement discussions makes it difficult to reliably predict at this time what the Company's expected earnings will be for the remainder of 2022, as settlements can positively or negatively impact earnings while generating significant cash. In addition, there can be no assurance that discussions will result in settlements. For these reasons, the Company is withdrawing its guidance for 2022 and expects to issue new guidance once it has greater visibility into the timing and magnitude of any potential settlements, which it expects to have by the time of the third quarter earnings announcement. Regardless of the outcome of any potential settlements, the Company now expects a net loss for 2022.

Second Quarter 2022 Conference Call

The Company will host a conference call at 8:00 AM Pacific Time on Friday, August 5, 2022, to discuss the second quarter 2022 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial 1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; a significant slowdown or decline in economic conditions; increased competition and failure to secure new contracts; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare our financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; the COVID-19 pandemic, which has adversely impacted, and could continue to adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; risks related to our international operations, such as uncertainty of U.S. Government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; possible systems and information technology interruptions and breaches in data security and/or privacy; client cancellations of, or reductions in scope under, contracts reported in our backlog; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; the impact of inclement weather conditions on projects; decreases in the level of government spending for infrastructure and other public projects; risks related to government contracts and related procurement regulations; failure to meet our obligations under our debt agreements; securities litigation and/or shareholder activism; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; adverse health events, such as an epidemic or another pandemic; physical and regulatory risks related to climate change; downgrades in our credit ratings; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per common share amounts)	2022	2021	2022	2021
REVENUE	$861,027	$1,219,243	$1,813,181	$2,426,838
COST OF OPERATIONS	(895,250)	(1,091,754)	(1,797,059)	(2,188,894)
GROSS PROFIT (LOSS)	(34,223)	127,489	16,122	237,944
General and administrative expenses	(56,331)	(58,736)	(116,583)	(119,487)
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	(90,554)	68,753	(100,461)	118,457
Other income, net	1,020	1,431	4,717	1,606
Interest expense	(16,204)	(17,938)	(32,696)	(35,748)
INCOME (LOSS) BEFORE INCOME TAXES	(105,738)	52,246	(128,440)	84,315
Income tax (expense) benefit	43,718	(10,635)	47,607	(17,599)
NET INCOME (LOSS)	(62,020)	41,611	(80,833)	66,716
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	983	10,446	3,804	19,517
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$(63,003)	$31,165	$(84,637)	$47,199
BASIC EARNINGS (LOSS) PER COMMON SHARE	$(1.23)	$0.61	$(1.65)	$0.93
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(1.23)	$0.61	$(1.65)	$0.92
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	51,276	50,999	51,192	50,956
DILUTED	51,276	51,375	51,192	51,362

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Three Months Ended June 30, 2022
Total revenue	$453,215	$262,556	$190,464	$906,235		$—		$906,235
Elimination of intersegment revenue	(49,593)	4,385	—	(45,208)		—		(45,208)
Revenue from external customers	$403,622	$266,941	$190,464	$861,027		$—		$861,027
Loss from construction operations	$(9,767)	$(67)	$(66,731)	$(76,565)	(a)	$(13,989)	(b)	$(90,554)
Capital expenditures	$15,656	$50	$816	$16,522		$295		$16,817
Depreciation and amortization(c)	$15,025	$390	$508	$15,923		$2,360		$18,283

Three Months Ended June 30, 2021
Total revenue	$643,055	$415,801	$281,370	$1,340,226		$—		$1,340,226
Elimination of intersegment revenue	(87,703)	(33,141)	(139)	(120,983)		—		(120,983)
Revenue from external customers	$555,352	$382,660	$281,231	$1,219,243		$—		$1,219,243
Income (loss) from construction operations	$75,073	$(2,488)	$9,960	$82,545	(d)	$(13,792)	(b)	$68,753
Capital expenditures	$8,616	$51	$19	$8,686		$339		$9,025
Depreciation and amortization(c)	$31,178	$424	$892	$32,494		$2,767		$35,261
____________________________________________________________________________________________________
(a)During the three months ended June 30, 2022, the Company’s income (loss) from construction operations was adversely impacted by $33.5 million ($24.2 million, or $0.47 per diluted share, after tax) due to an unfavorable adjustment related to the unforeseen cost of project close-out issues, remediation work, extended project supervision and associated labor inefficiencies on the electrical component of a transportation project in the Northeast in the Specialty Contractors segment, a non-cash charge of $17.8 million that increased cost of operations ($12.8 million, or $0.25 per diluted share, after tax) associated with an unexpected partial reversal by an appellate court of previously awarded legal damages related to a completed electrical project in New York in the Specialty Contractors segment, and a $16.2 million unfavorable non-cash impact ($11.6 million, or $0.23 per diluted share, after tax) related to the settlement of a long-disputed, completed Civil segment project in Maryland.
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.
(d)During the three months ended June 30, 2021, the Company recorded a reduction of $20.1 million in cost of operations ($14.6 million, or $0.28 per diluted share, after tax) due to a favorable trial court ruling awarding the Company the recovery of certain costs previously incurred on a completed electrical project in New York in the Specialty Contractors segment.

Tutor Perini Corporation
Segment Information (continued)
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Six Months Ended June 30, 2022
Total revenue	$913,957	$618,534	$421,328	$1,953,819		$—		$1,953,819
Elimination of intersegment revenue	(119,540)	(20,945)	(153)	(140,638)		—		(140,638)
Revenue from external customers	$794,417	$597,589	$421,175	$1,813,181		$—		$1,813,181
Income (loss) from construction operations	$(10,734)	$9,397	$(70,625)	$(71,962)	(a)	$(28,499)	(b)	$(100,461)
Capital expenditures	$26,831	$52	$1,454	$28,337		$508		$28,845
Depreciation and amortization(c)	$32,025	$791	$1,010	$33,826		$4,695		$38,521

Six Months Ended June 30, 2021
Total revenue	$1,226,199	$872,971	$606,318	$2,705,488		$—		$2,705,488
Elimination of intersegment revenue	(195,272)	(83,078)	(300)	(278,650)		—		(278,650)
Revenue from external customers	$1,030,927	$789,893	$606,018	$2,426,838		$—		$2,426,838
Income (loss) from construction operations	$125,178	$8,728	$11,284	$145,190	(d)	$(26,733)	(b)	$118,457
Capital expenditures	$18,180	$124	$164	$18,468		$392		$18,860
Depreciation and amortization(c)	$53,891	$856	$1,851	$56,598		$5,537		$62,135
____________________________________________________________________________________________________
(a)During the six months ended June 30, 2022, the Company’s income (loss) from construction operations was adversely impacted by $33.5 million ($24.2 million, or $0.47 per diluted share, after tax) due to an unfavorable adjustment related to the unforeseen cost of project close-out issues, remediation work, extended project supervision and associated labor inefficiencies on the electrical component of a transportation project in the Northeast in the Specialty Contractors segment, and $29.1 million ($22.9 million, or $0.45 per diluted share, after tax) on a Civil segment mass-transit project in California, which resulted from the successful negotiation of significant lower margin (and lower risk) change orders that increased the project’s overall estimated profit but reduced the project’s percentage of completion and overall margin percentage. The Company’s income (loss) from construction operations was also impacted by a non-cash charge of $25.5 million ($18.3 million, or $0.36 per diluted share, after tax) due to an adverse legal ruling on a dispute related to a Civil segment bridge project in New York, a non-cash charge of $17.8 million that increased cost of operations ($12.8 million, or $0.25 per diluted share, after tax) associated with an unexpected partial reversal by an appellate court of previously awarded legal damages related to a completed electrical project in New York in the Specialty Contractors segment, a $16.2 million unfavorable non-cash impact ($11.6 million, or $0.23 per diluted share, after tax) related to the settlement of a long-disputed, completed Civil segment project in Maryland, and a $14.6 million ($11.2 million, or $0.22 per diluted share, after tax) unfavorable adjustment split evenly between the Civil and Building segments due to changes in estimates on a transportation project in the Northeast.
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.
(d)During the six months ended June 30, 2021, the Company recorded a reduction of $20.1 million in cost of operations ($14.6 million, or $0.28 per diluted share, after tax) due to a favorable trial court ruling awarding the Company the recovery of certain costs previously incurred on a completed electrical project in New York in the Specialty Contractors segment.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of June 30, 2022	As of December 31, 2021

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($169,266 and $102,679 related to variable interest entities (“VIEs”))	$309,267	$202,197
Restricted cash	4,485	9,199
Restricted investments	84,498	84,355
Accounts receivable ($99,872 and $116,415 related to VIEs)	1,337,017	1,454,319
Retention receivable ($178,575 and $162,259 related to VIEs)	552,695	568,881
Costs and estimated earnings in excess of billings ($67,874 and $143,105 related to VIEs)	1,372,640	1,356,768
Other current assets ($42,844 and $43,718 related to VIEs)	207,881	186,773
Total current assets	3,868,483	3,862,492
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $507,400 and $483,417 (net P&E of $13,905 and $2,203 related to VIEs)	427,894	429,645
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	74,891	85,068
OTHER ASSETS	143,272	142,550
TOTAL ASSETS	$4,719,683	$4,724,898

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$30,565	$24,406
Accounts payable ($66,971 and $96,097 related to VIEs)	555,365	512,056
Retention payable ($39,580 and $37,007 related to VIEs)	227,725	268,945
Billings in excess of costs and estimated earnings ($458,713 and $355,270 related to VIEs)	956,735	761,689
Accrued expenses and other current liabilities ($10,880 and $8,566 related to VIEs)	192,931	210,017
Total current liabilities	1,963,321	1,777,113
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $15,575 and $17,109	937,743	969,248
DEFERRED INCOME TAXES	6,836	70,989
OTHER LONG-TERM LIABILITIES	243,837	233,828
TOTAL LIABILITIES	3,151,737	3,051,178
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 51,357,691 and 51,095,706 shares	51,358	51,096
Additional paid-in capital	1,137,966	1,133,150
Retained earnings	429,673	514,310
Accumulated other comprehensive loss	(48,963)	(43,635)
Total stockholders' equity	1,570,034	1,654,921
Noncontrolling interests	(2,088)	18,799
TOTAL EQUITY	1,567,946	1,673,720
TOTAL LIABILITIES AND EQUITY	$4,719,683	$4,724,898

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Six Months Ended June 30,
(in thousands)	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$(80,833)	$66,716
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	28,344	44,821
Amortization of intangible assets	10,177	17,314
Share-based compensation expense	4,814	5,033
Change in debt discounts and deferred debt issuance costs	1,817	3,868
Deferred income taxes	(61,145)	2,213
(Gain) loss on sale of property and equipment	(168)	360
Changes in other components of working capital	269,104	(278,943)
Other long-term liabilities	7,885	6,801
Other, net	(1,297)	515
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	178,698	(131,302)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(28,845)	(18,860)
Proceeds from sale of property and equipment	6,420	3,623
Investments in securities	(10,409)	(18,096)
Proceeds from maturities and sales of investments in securities	4,919	10,497
NET CASH USED IN INVESTING ACTIVITIES	(27,915)	(22,836)

Cash Flows from Financing Activities:
Proceeds from debt	412,357	308,181
Repayment of debt	(439,236)	(367,007)
Cash payments related to share-based compensation	(1,009)	(1,625)
Distributions paid to noncontrolling interests	(24,500)	(7,250)
Contributions from noncontrolling interests	3,961	4,000
NET CASH USED IN FINANCING ACTIVITIES	(48,427)	(63,701)

Net increase (decrease) in cash, cash equivalents and restricted cash	102,356	(217,839)
Cash, cash equivalents and restricted cash at beginning of period	211,396	451,852
Cash, cash equivalents and restricted cash at end of period	$313,752	$234,013

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at March 31, 2022	New Awards in the Three Months Ended June 30, 2022(a)	Revenue Recognized in the Three Months Ended June 30, 2022	Backlog at June 30, 2022
Civil	$4,609.6	$720.6	$(403.6)	$4,926.6
Building	2,303.5	206.6	(266.9)	2,243.2
Specialty Contractors	1,366.7	190.1	(190.5)	1,366.3
Total	$8,279.8	$1,117.3	$(861.0)	$8,536.1

(in millions)	Backlog at December 31, 2021	New Awards in the Six Months Ended June 30, 2022(a)	Revenue Recognized in the Six Months Ended June 30, 2022	Backlog at June 30, 2022
Civil	$4,553.5	$1,167.5	$(794.4)	$4,926.6
Building	2,308.9	531.9	(597.6)	2,243.2
Specialty Contractors	1,373.2	414.3	(421.2)	1,366.3
Total	$8,235.6	$2,113.7	$(1,813.2)	$8,536.1
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.